UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 06, 2026

INOGEN, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36309	33-0989359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Cummings Center Suite 2800
Beverly, Massachusetts		01915
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (805) 562-0500

(Former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INGN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 6, 2026, the Board of Directors of (the “Board”) of Inogen, Inc. (the “Company”) appointed Mr. Vafa Jamali as a member of the Board as a Class I director, effective as of the earlier of (a) the date of the Company’s 2026 annual meeting of stockholders and (b) June 15, 2026 (such date, the “Effective Date”), with a term expiring at the Company’s 2027 annual meeting of stockholders or until his successor is duly elected and qualified. The Board also appointed Mr. Jamali to the Audit Committee of the Board (the “Audit Committee”) and the Compliance Committee of the Board (the “Compliance Committee”), effective as of the Effective Date.

On April 6, 2026, the Company entered into a Cooperation Agreement (the “Cooperation Agreement”) with Kent Lake Partners LP (“Kent Lake”), Kent Lake PR LLC (“Kent Lake PR”) and Benjamin Natter (collectively with Kent Lake and Kent Lake PR, the “Investor Parties” and each, an “Investor Party”).

During the term of the Cooperation Agreement (described below), the Investor Parties have agreed to vote all shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), beneficially owned by them at all meetings of the Company’s stockholders in accordance with the Board’s recommendations, except that the Investor Parties may vote in their discretion on Extraordinary Transactions (as defined in the Cooperation Agreement) and proposals involving the implementation of takeover defenses not in existence as of the date of the Cooperation Agreement.

The Investor Parties have also agreed to certain customary standstill provisions prohibiting them from, among other things, (i) soliciting proxies, (ii) advising or knowingly encouraging any person with respect to the disposition of any securities of the Company, subject to limited exceptions, (iii) acquiring, in the aggregate, beneficial ownership of more than 4.99% of the outstanding shares of Voting Securities (as defined in the Cooperation Agreement) and (iv) taking actions to change or influence the Board, management or the direction of certain Company matters, in each case as further described in the Cooperation Agreement.

The Cooperation Agreement will terminate on the earlier of (i) 30 calendar days before the deadline for director nominations and stockholder proposals for the Company’s 2027 annual meeting of stockholders and (ii) January 11, 2027.

The description of the Cooperation Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to Exhibit 10.1, which is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2026, the Board appointed Vafa Jamali as a Class I director, effective as of the Effective Date, to serve a term expiring at the Company’s 2027 annual meeting of stockholders or until his successor is duly elected and qualified. On April 6, 2026, the Board also appointed Mr. Jamali to the Audit Committee and the Compliance Committee, effective as of the Effective Date. The Board has determined that Mr. Jamali satisfies the independence standards of The Nasdaq Stock Market LLC.

Mr. Jamali, 56, served as Chairman and Chief Executive Officer of ZimVie Inc., a medical technology company, from February 2021 to November 2025, where he led the company’s Nasdaq listing following the spin-out from Zimmer Biomet and helped each of the businesses (Spine and Dental) through significant portfolio optimization actions to support a turnaround to higher growth and profitability. Previously, Mr. Jamali served as the Chief Commercial Officer of Rockley Photonics, a silicon photonics company, where he led commercial strategic planning for the early-stage company from October 2020 until joining ZimVie. Prior to that, Mr. Jamali served as Senior Vice President and President, Respiratory, Gastrointestinal and Informatics (“RGI”) of Medtronic plc from May 2017 until October 2020. Before leading the RGI business, he served as Senior Vice President and President, Early Technologies of Medtronic plc from January 2016 until May 2017 and prior to that he served as Vice President and General Manager, GI Solutions of Medtronic plc from January 2015 until January 2016. Before joining Medtronic, Mr. Jamali held leadership positions with Covidien plc, Cardinal Health, Inc. and Baxter International Inc. Mr. Jamali currently serves on the board of directors of Baylis Medical Technologies, a private medical device company, and Eptam Plastics, a private medical equipment manufacturer. Mr. Jamali received his Bachelor of Commerce degree with distinction from the University of Alberta in Edmonton, Canada.

Mr. Jamali will be compensated in accordance with the Company’s outside director compensation policy (the “Policy”). Pursuant to the Policy, Mr. Jamali will be entitled to receive the following cash fees: $45,000 per year for service as a member of the Board, $10,000 per year for service as a member of the Audit Committee and $5,000 per year for service as a member of the Compliance Committee, each paid quarterly in arrears on a pro-rata basis.

On or after the Effective Date, as a non-employee director and pursuant to the Company’s Amended and Restated 2023 Equity Incentive Plan and the Policy, Mr. Jamali will receive an initial award of restricted stock units (“RSUs”) covering a number of shares having a grant date fair value of $180,000. Each RSU represents a contingent right to receive one share of the Company’s Common Stock. The award will vest on the earlier of (i) the one-year anniversary of the date of the grant and (ii) the day prior to the date of the Company’s 2027 annual meeting of stockholders, subject to Mr. Jamali continuing to serve as a director through the vesting date.

Mr. Jamali will enter into the Company’s standard indemnification agreement for directors and officers, a copy of which was attached as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-192605) filed with the Securities and Exchange Commission on November 27, 2013.

Other than as described in Item 1.01 of this Current Report on Form 8-K, there is no arrangement or understanding between Mr. Jamali and any other persons pursuant to which Mr. Jamali was elected as a director. In addition, Mr. Jamali is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Jamali and any of the Company’s directors or executive officers.

Item 7.01. Regulation FD Disclosure.

On April 6, 2026, the Company issued a press release announcing its entry into the Cooperation Agreement and Mr. Jamali’s appointment as a Director. A copy of the press release is furnished herewith as Exhibit 99.1.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Cooperation Agreement, dated as of April 6, 2026, by and between Inogen, Inc. and Kent Lake Partners LP, Kent Lake PR LLC and Benjamin Natter.
99.1	Press Release dated April 6, 2026.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INOGEN, INC.

Date:	April 6, 2026	By:	/s/ Kevin P. Smith
Kevin P. Smith General Counsel & Corporate Secretary, Executive Vice President, Business Development